EXHIBIT 99.1

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CONTACT:

DAVID SWANK                                      AL PALOMBO
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CHIEF FINANCIAL OFFICER                          INVESTOR RELATIONS
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DIOMED HOLDINGS, INC.                            CAMERON ASSOCIATES
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(866) 434-6633                                   (212) 554-5488
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investor-relations@diomedinc.com                  al@cameronassoc.com
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                 DIOMED HOLDINGS, INC. COMPLETES REVERSE SPLIT

ANDOVER, MA-- June 16, 2004--Diomed Holdings, Inc. (AMEX: DIO), a leading developer and marketer of minimally invasive medical technologies, including its patented EndoVenous Laser Treatment (EVLT(R)) of varicose veins, announced today that it has completed a one-for-twenty five reverse split of its common stock. As a result of the reverse stock split, every twenty five (25) shares of common stock will be combined into one (1) share of common stock and the total number of issued and outstanding shares of common stock will be reduced to approximately 14,600,000 shares as of the market opening on June 17, 2004. The reverse split will affect all shares of Diomed Holdings, Inc. common stock, including those shares underlying stock options and warrants outstanding immediately prior to the effective date of the reverse split.

"As a logical follow-up to our recent $26 million in financings, Diomed's investors, voted overwhelmingly in favor of the reverse stock split," stated James A. Wylie, President and Chief Executive Officer for Diomed Holdings, Inc. "This much anticipated action will reduce the number of shares outstanding from 365 million to 14.6 million and is expected to bring the company's share price into a range more acceptable to both retail and institutional investors. Importantly, the reverse split eliminates a significant hurdle to obtaining coverage of Diomed by analysts within the financial community."

As of June 17, 2004 shares of common stock of Diomed Holdings, Inc. will begin trading on a split-adjusted basis with its same ticker symbol "DIO". The Company's transfer agent will mail letters of transmittal to the stockholders of record to facilitate the exchange of stock certificates. Fractional shares of Common Stock will not be issued as a result of the reverse stock split; instead holders of a fractional share of Common Stock will receive one whole share in lieu of fractional shares otherwise issuable in connection with the reverse split. In this scenario, each stockholder whose shares of Common Stock are not evenly divisible by twenty five (25) will receive one (1) additional share of common stock for the fractional shares of Common Stock that such stockholder would otherwise be entitled to receive as a result of the reverse stock split.

ABOUT DIOMED

Diomed develops and commercializes minimally invasive medical procedures that use its proprietary laser technologies and disposable products. Diomed focuses on EndoVenous Laser Treatment (EVLT(R)) for use in varicose vein

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treatments, photodynamic therapy (PDT) for use in cancer treatments, and dental and general surgical applications. The EVLT(R) procedure and the Company's related products were cleared by the United States FDA in January of 2002. Along with lasers and single-use procedure kits for EVLT(R), the Company provides its customers with state of the art physician training and practice development support. Additional information is available on the Company's website: www.evlt.com.

Safe Harbor statements under the Private Securities Litigation Reform Act of 1995: Statements in this news release looking forward in time involve risks and uncertainties. These statements relate to our future plans, objectives, expectations and intentions. These statements may be identified by the use of words such as "may," "will," "should," "potential," "expects," "anticipates," "intends," "plans," "believes" and similar expressions. These statements are based on our current beliefs, expectations and assumptions and are subject to a number of risks and uncertainties. Our actual results could differ materially from those discussed in these statements. Our Annual Report on Form SEC 10-KSB/A (the "Annual Report") contains a discussion of certain of the risks and uncertainties that affect our business. We refer you to the "Risk Factors" of the Annual Report for a discussion of certain risks, including those relating to our business as a medical device company without a significant operating record and with operating losses, our risks relating to our commercialization of our current and future products and applications and risks relating to our common stock and its market value. Diomed disclaims any obligation or duty to update or correct any of its forward-looking statements.

EVLT(R)is a registered trademark of Diomed Inc., Andover, MA